Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Doug Sabella, Chief Executive Officer of Veraz Networks, Inc. (the “Company”), and Al Wood, the Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and to which this Certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 15th day of May, 2007.

/s/ DOUG SABELLA
Doug Sabella
CHIEF EXECUTIVE OFFICER

/s/ AL WOOD
Al Wood
CHIEF FINANCIAL OFFICER